UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 23, 2005

Date of Report (Date of earliest event reported)

Oakley, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-13848	95-3194947
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Icon

Foothill Ranch, California 92610

(Address of principal executive offices) (Zip Code)

(949) 951-0991

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02(c). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2005, the Oakley Board of Directors appointed Frits van Paasschen to the Board of Directors of Oakley to serve until Oakley's next Annual Meeting of Shareholders. Mr. van Paasschen has also been elected to serve on the Nominating and Corporate Governance Committee of the Board of Directors.  A copy of the press release issued by Oakley regarding Mr. van Paasschen's election to its Board of Directors is filed as exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On September 23, 2005, Oakley announced that it had declared a regular annual cash dividend in an amount equal to sixteen cents ($0.16) per share. The dividend will be paid on October 28, 2005 to shareholders of record on October 14, 2005. A copy of the press release issued by Oakley announcing the declaration of the dividend is filed as exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

99.1	Press Release of Oakley, Inc., announcing the election of Frits van Paasschen, dated September 26, 2005

99.2	Press Release of Oakley, Inc., announcing a regular annual cash dividend, dated September 26, 2005.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005	By:	/s/ Cosmas N. Lykos
Cosmas N. Lykos
Vice President of Business Development

INDEX TO EXHIBIT

Exhibit No.	Description
99.1	Press Release of Oakley, Inc., announcing the election of Frits van Paasschen to its Board of Directors, dated September 26, 2005.
99.2	Press Release of Oakley, Inc., announcing a regular annual cash dividend, dated September 26, 2005.